Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107667 of Wilson Greatbatch Technologies, Inc. on Form S-3/A of our report dated January 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to an accounting change in 2002), appearing in the Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc. for the year ended January 3, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Buffalo, New York
November 13, 2003